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                                                                      EXHIBIT 99

                                                                  MORGAN STANLEY




NEWS


                                                           FOR IMMEDIATE RELEASE


Contact:     Investor Relations
             Eileen Wallace          John Andrews
             212/762-7368            212/762-8131

             Media Relations
             Jeanmarie McFadden
             212/761-4059



    MORGAN STANLEY GROUP INC. ANNOUNCES RECORD EARNINGS IN FISCAL YEAR 1996


NEW YORK, January 7, 1997 -- Morgan Stanley Group Inc. (NYSE:MS) today announced a 43% increase in annual net income to a record $1,029 million for the fiscal year ended November 30, 1996.(1) Fiscal year 1996 earnings were $6.27 per common share on a primary basis, and $5.96 per common share on a fully-diluted basis. Net revenues (gross revenues less interest expense) for the fiscal year were $5,776 million.

These results compare to annualized net income of $720 million, primary earnings per share of $4.18, fully-diluted earnings per share of $4.00, and net revenues of $4,348 million for the fiscal period ended November 30, 1995. The Company's previous record net income was $786 million in fiscal year 1993.

Net income for the fourth quarter ended November 30, 1996 of $236 million was 26% higher than the equivalent quarter of fiscal 1995 and 8% above the third quarter of fiscal 1996. Earnings for the fourth quarter of fiscal 1996 were $1.43 per common share on a primary basis and $1.36 on a fully-diluted basis. Net revenues for the quarter were $1,512 million.



----------------

(1) Fiscal 1995 was a ten-month period resulting from the change in Morgan Stanley's fiscal year-end from January 31 to November 30. The results reported for this period have been annualized to facilitate more meaningful comparisons with Fiscal 1996 full-year operating results.
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All of the Company's three main businesses - investment banking, sales &
trading, and asset management - reported record revenues for fiscal 1996.

Investment banking revenues of $572 million in the fourth quarter surpassed the previous quarterly record of $542 million set in the second quarter of fiscal 1996. Investment banking revenues for fiscal 1996 of $1,944 million were 34% higher than annualized fiscal 1995, the prior record year for investment banking. The Company's strong franchise in investment banking was evident in its participation in some of the year's largest underwriting transactions and its retention of the number-one ranking in global mergers and acquisitions for a second year in a row.(2)

Sales & trading revenues (combined trading, commissions and net interest) in the fourth quarter of $729 million were 37% higher than the equivalent quarter of 1995. Fiscal 1996 sales & trading revenues of $3,156 million were 32% higher than annualized fiscal 1995. Sales & trading revenues benefited throughout the year from the low inflationary environment in key global financial markets. These favorable economic conditions led to many markets reaching new highs in 1996 and prompted an increase in customer demand for the full range of the Company's global sales & trading services.

Asset management revenues of $180 million and $582 million for the fourth quarter and full year of fiscal 1996 were up 90% and 56% over the equivalent periods in annualized fiscal 1995, respectively. In fiscal 1996, the Company completed its acquisition of Miller Anderson & Sherrerd, LLP in January, and Van Kampen American Capital, Inc. on October 31. These acquisitions expanded assets under management and broadened the Company's investment management business to include both institutional and retail sectors. Total assets under management at November 30, 1996 were $171 billion compared to $55 billion at the end of fiscal 1995.

"We have just completed a very successful year at Morgan Stanley," said Richard
B. Fisher, chairman, and John J. Mack, president, in a joint statement. "In addition to producing record earnings, we made substantial strides in our strategy of building the leading global financial services franchise. Besides the very important additions of Miller Anderson & Sherrerd and Van Kampen American Capital to our asset management

--------------------

(2) Source: Securities Data Corporation, announced worldwide transactions through November 30, 1996
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business, and our recently announced agreement to purchase Barclays' global custody business, we have also continued to expand our capabilities and global presence in investment banking and sales & trading. We intend to continue managing our business for the long-term and believe that our competitive position in global financial services is strengthening."

The Company also announced the declaration of a 14% increase in the regular quarterly dividend from 17.5 to 20 cents per common share. The dividend is payable on February 6, 1997 to holders of record on January 20, 1997.

The board of directors also authorized the purchase, subject to market conditions and certain other factors, of an additional $400 million of the Company's common stock. In fiscal 1996, the Company repurchased a total of $507 million of its common stock, compared to $103 million of its common stock in fiscal 1995. Common stock repurchases in December 1996 aggregated approximately $21 million. Combined with the Company's currently unused stock repurchase authorization of $235 million, the Company's total share repurchase authority is approximately $635 million.

Total capital (stockholder's equity and long-term debt) at November 30, 1996 was $18.9 billion, including $6.5 billion of common and preferred stockholders' equity. Book value per common share grew 24% in fiscal 1996 to $35.03 based on quarter-end shares and share-equivalents of 154,709,733.

Morgan Stanley Group Inc. is a global financial services company with offices in New York, London, Tokyo and other principal financial centers around the world.


                                --Table Follows--
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                            MORGAN STANLEY GROUP INC.
                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)


                                                                                                       FISCAL            FISCAL
                                                    THREE MONTHS ENDED               TWELVE         PERIOD ENDED      PERIOD ENDED
                                                    ------------------            MONTHS ENDED         NOV 30            NOV 30
                                                 NOV 30            NOV 30            NOV 30             1995              1995
                                                  1996              1995              1996          (10 MONTHS)     (ANNUALIZED) (3)
                                              ------------      ------------      ------------      ------------      ------------
Revenues:

     Investment banking                       $        572      $        503      $      1,944      $      1,211      $      1,453
     Principal transactions:
         Trading                                       514               218             2,210             1,122             1,346
         Investments                                    26                39                86               102               122
     Commissions                                       152               139               613               437               525
     Interest and dividends                          1,678             1,710             7,701             5,939             7,127
     Asset management and administration               180                95               582               310               372
     Other                                               5                --                 8                 3                 4
                                              ------------      ------------      ------------      ------------      ------------

           Total revenues                            3,127             2,704            13,144             9,124            10,949
     Interest expense                                1,615             1,536             7,368             5,501             6,601
                                              ------------      ------------      ------------      ------------      ------------

           Net revenues                              1,512             1,168             5,776             3,623             4,348
                                              ------------      ------------      ------------      ------------      ------------

Expenses excluding interest:

     Compensation and benefits                         763               607             2,863             1,795             2,154
     Occupancy and equipment                           101                85               362               276               331
     Brokerage, clearing and exchange fees              75                61               274               211               253
     Communications                                     41                32               146               108               130
     Business development                               54                32               170               110               132
     Professional services                              73                40               226               131               157
     Other                                              44                35               163               109               131
                                              ------------      ------------      ------------      ------------      ------------

        Total expenses excluding interest            1,151               892             4,204             2,740             3,288
                                              ------------      ------------      ------------      ------------      ------------


Income before income taxes                             361               276             1,572               883             1,060

Provision for income taxes                             125                89               543               283               340
                                              ------------      ------------      ------------      ------------      ------------


Net income                                    $        236      $        187      $      1,029      $        600      $        720
                                              ============      ============      ============      ============      ============


Earnings applicable to common shares (1)      $        218      $        171      $        963      $        546      $        655
                                              ============      ============      ============      ============      ============

Average common and common equivalent
           shares outstanding (1) (2)          153,234,429       158,415,826       153,514,483       156,912,678       156,912,678
                                              ============      ============      ============      ============      ============


Primary earnings per share (2)                $       1.43      $       1.08      $       6.27      $       3.48      $       4.18
                                              ============      ============      ============      ============      ============

Fully diluted earnings per share (2)          $       1.36      $       1.04      $       5.96      $       3.33      $       4.00
                                              ============      ============      ============      ============      ============


(1)  For primary earnings per share.

(2) Share and per share amounts for 1995 have been retroactively adjusted to give effect for the 2-for-1 common stock split which became effective in January 1996.

(3) Fiscal 1995 was a ten-month period resulting from the change in Morgan Stanley's fiscal year-end from January 31 to November 30. The information presented for "Fiscal Period Ended November 30, 1995 Annualized" is intended to facilitate a more meaningful comparison with the full year operating results of Fiscal 1996.